UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 25, 2013

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)
1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH,
NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On April 25, 2013, the Board of Directors of Leucadia National Corporation (the “Company”) nominated for election as directors of the Company at its 2013 annual meeting of shareholders, two new nominees, Robert P. Beyer and Stuart H. Reese, along with the following seven current directors, W. Patrick Campbell, Brian P. Friedman, Richard B. Handler, Robert E. Joyal, Jeffrey C. Keil, Michael T. O’Kane and Joseph S. Steinberg.  Mr. Beyer, Chairman of Chaparal Investments, LLC, a private investment firm and holding company, is currently a director of The Allstate Corporation and The Kroger Co.  Mr. Beyer previously had been Chief Executive Officer and a member of the board of directors of The TCW Group, Inc. (Trust Company of the West), a global investment management firm.   Mr. Reese is the former President and Chief Executive Officer of Massachusetts Mutual Life Insurance Company and was a member of the Board of Directors of the Federal Reserve Bank of Boston.

In addition, each of the following current members of the Company’s Board of Directors advised the Company that he has decided not to stand for re-election as a director:  Ian M. Cumming, Richard G. Dooley, Paul M. Dougan, Alan J. Hirschfield, James E. Jordan, Jesse Clyde Nichols III and Michael Sorkin (collectively, the “Retiring Directors”).  Each of the Retiring Directors will complete his term and retire following election of directors at the Company’s 2013 annual meeting, which will be held on July 25, 2013.

Item 8.01	Other Events.

On April 25, 2013, Leucadia National Corporation issued a press release announcing the declaration of a quarterly cash dividend of $0.0625 per Leucadia common share payable on June 28, 2013 to shareholders of record on June 17, 2013.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2013

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
		Name:	Joseph A. Orlando
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 25, 2013.

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